Exhibit 99.1

NEWS RELEASE

For further information, please contact Adele M. Skolits at 540-984-5161.

SHENANDOAH TELECOMMUNICATIONS COMPANY TO

HOLD CONFERENCE CALL TO DISCUSS SECOND QUARTER 2009 RESULTS ON JULY 29, 2009

EDINBURG, VA, (July 6, 2009) – Shenandoah Telecommunications Company (Shentel, NASDAQ: SHEN) will host a conference call and simultaneous webcast at 9:00 a.m. Eastern Time on July 29, 2009. The company expects to release its second quarter 2009 financial results before the market opens on July 29, 2009.

The call is being webcast and can be accessed from the "Investor Relations" section of the company's website (www.shentel.com). The webcast and a transcript of the call will also be archived on the company's website. If you do not have internet access, the conference call dial-in number is 1-888-430-8694. International parties can access the call by dialing 1-719-325-2250. A telephonic replay of the conference call will also be available starting at 12 p.m. Eastern Time, on July 29 until August 15, 2009. To hear the replay, parties in the United States and Canada should call 1-888-203-1112 and international parties should call 1-719-457-0820 and enter pass code 2406573.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company is a holding company that provides a broad range of telecommunications services through its operating subsidiaries. The Company is traded on the NASDAQ Global Select Market under the symbol “SHEN.” The Company’s operating subsidiaries provide local and long distance telephone, Internet and data services, cable television, wireless voice and data services, alarm monitoring, and telecommunications equipment, along with many other associated solutions in the Mid-Atlantic and Southeastern United States.

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Adele M. Skolits
Chief Financial Officer